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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 13, 1997



                              TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)



         California                       14836                  84-067214
----------------------------     ------------------------   -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)



                               101 Saginaw Drive
                        Redwood City, California  94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS

     In a press release dated May 13, 1997, the Registrant announced the resignation of G. Frederick Forsyth from his position as President and Chief Executive Officer of the Registrant's 90 percent-owned subsidiary, Telegen Display Laboratories, Inc., effective immediately. Jessica L. Stevens, the Registrant's President and Chief Executive Officer said that Mr. Forsyth and the Registrant's management differed on projected manufacturing schedules. Ms. Stevens said that the Registrant has scheduled re-interviews with other highly qualified candidates for the position beginning early next week.

     Mr. Forsyth joined Telegen Display Laboratories, Inc. at the beginning of May. According to Ms. Stevens, the Company's current schedule is to bring its first flat-panel display products to the commercial market before the end of 1998. Mr. Forsyth found this schedule aggressive, and resigned when the Company declined to delay its product introductions to fit a more deliberate manufacturing ramp.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TELEGEN CORPORATION



Dated:  May 19, 1997          By:  /s/ Warren M. Dillard
                                   -----------------------------------------
                                       Warren M. Dillard,
                                       Chief Financial Officer